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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 1999 relating to the financial statements and financial statement schedules, which appears in Crown Cork & Seal Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 23, 1999